Golden Mountain Partners, LLC
800 W. Sixth Street, Ste 900
Los Angeles, CA 90017

February 14, 2022

Oncotelic Therapeutics, Inc.
29397 Agoura Rd., Suite 107
Agoura Hills, CA 91301, United States
FAO: Mr. Vuong Ngoc Troc Trieu, Ph.D (Chief Executive Officer)

Vuong Ngoc Trieu
C/O Oncotelic Therapeutics, Inc.
29397 Agoura Rd., Suite 107
Agoura Hills, CA 91301, United States

RE: EXTENSION OF THE LETTER OF INTENT

1. We refer to the letter of intent ("**Letter of Intent**") dated 13 August 2021 between Golden Mountain Partners, LLC, Oncotelic Therapeutics, Inc. and Vuong Ngoc Trieu (collectively, the "**Parties**"), which sets out the mutual understanding among the Parties to establish a joint venture.

2. Unless otherwise stated, capitalised terms used in this Letter will have the meanings given to them in the Letter of Intent.

3. In consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, with effect from 13 August 2021, the Parties agree the following amendment to the Letter of Intent:

   Clause 7 (*Expiration*) shall be deleted in its entirely and replaced with the following: "*7. Expiration. This LOI and the Term Sheet attached shall expire upon the earlier to occur of the following: (i) March 31, 2022, 12:00 a.m. Pacific Daylight Time; and (ii) execution of the Definitive Agreements by the parties. Notwithstanding the foregoing, the term of this LOI may be extended upon the mutual written agreement of the parties.*"

4. Except as set out in Clause 3, the Letter of Intent shall continue in full force and effect and the Parties affirm the continuation of the Letter of Intent.

5. The provisions in Clause 9 (*Governing Law*) of the Letter of Intent shall be incorporated in this Letter *mutatis mutandis* as if set out herein in full.

Kindly acknowledge your acceptance of this Letter and your agreement with its terms by signing and returning the attached copy.

Yours faithfully

For an on behalf of **Golden Mountain Partners, LLC**

Click here to enter text.

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We acknowledge and accept the terms and conditions of this Letter.

Signed ....

For and on behalf of **Oncotelic Therapeutics, Inc.**

Signed ....

Vuong Ngoc Trieu